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                                 AMENDMENT TO                   Exhibit 10.3 (6)
                          THE A. H. BELO CORPORATION
                              STOCK OPTION PLAN

     WHEREAS, A. H. Belo Corporation (the "Company" ) has heretofore adopted The A. H. BELO CORPORATION STOCK OPTION PLAN (the "1982 Plan"); and

     WHEREAS, pursuant to the provisions of Paragraph 14 of the 1982 Plan, the Board of Directors of the Company desires herein to amend the 1982 Plan;

          NOW, THEREFORE the 1982 Plan is hereby amended as follows:

          1. Paragraph 7 (a) is hereby amended and restated in its entirety as follows:

         "If the optionee ceases to be an employee of the Company or a subsidiary by reason of the fact that he is discharged for cause, as determined solely and exclusively by the Board, or by reason of his resignation, all rights of the optionee to exercise an option shall terminate, lapse and be forfeited at the time of the optionee's termination of employment; provided however that if any termination of employment is due to early, normal or disability retirement (determined pursuant to the G. B. Dealey Retirement Pension Plan as in effect at that time), the optionee shall have the right to exercise his option at any time within 3 years after such retirement; provided further, that in case the optionee shall die within 3 years of such retirement, the personal representatives, heirs, legatees, or distributees of the optionee, as appropriate, shall have the right up to 12 months from such date of death to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised. Notwithstanding the foregoing, in no case may options be exercised later than the date on which the option terminates.

          2. The following shall be added at the end of the third sentence of Paragraph 9:


         "An Optionee may also make payment at the time of exercise of an option by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company that upon such broker's sale of Shares with respect to which such option is exercised, it is to deliver promptly to the Company the amount of sale proceeds necessary to satisfy the option exercise price and any withholding taxes."
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      IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf by the officer thereunto duly authorized as of the 22nd day of February, 1989.

                                               A. H. BELO CORPORATION



                                               By: /s/ ROBERT W. DECHERD
                                                  ---------------------------

                                               Title: Chief Executive Officer
                                                     ------------------------


ATTEST:

/s/ MICHAEL J. MCCARTHY
- -----------------------
Secretary